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EXHIBIT 5.1
December 15, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Covanta Holding Corporation
Registration Statement on Form S-1 (No. 333-120755)
Ladies and Gentlemen:
     We are acting as legal counsel for Covanta Holding Corporation, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (No. 333-120755) (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 5,700,000 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), upon exercise of rights in a rights offering (the “Rights Offering”) to the holders as of January 12, 2004 of the $100,000,000 of principal amount of 9.25% Debentures issued by Covanta Energy Corporation (“Covanta”) who voted in favor of Covanta’s second reorganization plan or who have been authorized to participate in the Rights Offering by the Bankruptcy Court having jurisdiction over Covanta’s second plan of reorganization, comprised of (i) non-transferable warrants to purchase up to 3,000,000 shares of Common Stock at $1.53 per share and (ii) non-transferable contingently issuable warrants to purchase up to 2,700,000 shares of Common Stock at a price of $6.00 per share.
     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the certificate of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such

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documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.
     We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America.
     This opinion is based solely on the facts and circumstances known to us as of the date hereof. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion should the present aforementioned laws of the State of Delaware or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise or in the event of changes in the aforementioned facts and circumstances.
     Based upon and subject to the foregoing, we are of the opinion (i) the issuance by the Company pursuant to the Rights Offering of up to 5,700,000 shares of Common Stock that are registered on the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company and (ii) as of the effective date of the Registration Statement, when issued and paid for as described in and in accordance with the terms set forth in the Registration Statement and prospectus included therein, such Common Stock will be duly and validly issued, fully paid and non-assessable shares of Common Stock.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus included therein.

Sincerely, /s/ NEAL, GERBER & EISENBERG LLP